SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [X ]  Preliminary Proxy Statement
          [  ]   Definitive Proxy Statement
          [  ]  Definitive Additional Materials
          [  ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                                TRICO MARINE SERVICES, INC.
                      (Name of Registrant as Specified In Its Charter)

                                   BOARD OF DIRECTORS
                               TRICO MARINE SERVICES, INC.
                       (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check appropriate box):

          [X]   No fee required

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                6(i)(4) and 0-11.

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                      transaction applies:

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                      applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-
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                      calculated and state how it was determined):

                4)    Proposed maximum aggregate value of transaction:


          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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                4)    Date Filed

                                          PRELIMINARY COPIES

                              [LOGO]


                  TRICO MARINE SERVICES, INC.

                         610 Palm Street
                      Houma, Louisiana 70364

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Trico Marine Services, Inc.:

     The annual meeting of stockholders of Trico Marine Services, Inc. (the "Company") will be held at the J. W. Marriott, 5150 Westheimer Road, Houston, Texas, on May 22, 1997, at 10:00 a.m., local time, to consider and vote on:

     1. The election of two directors for a three-year term.

     2. A proposal to amend the Company's certificate of incorporation to increase the number of authorized shares of common stock of the Company.

     3.   A proposal  to  amend the Company's 1996 Incentive
          Compensation Plan.

     4. Such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on April 4, 1997, are entitled to notice of and to vote at the annual meeting.

     PLEASE SIGN  AND  DATE THE ENCLOSED PROXY AND RETURN IT
IN THE ACCOMPANYING ENVELOPE  AS  PROMPTLY  AS  POSSIBLE.  A
PROXY  MAY  BE  REVOKED  AT  ANY  TIME  PRIOR  TO THE VOTING
THEREOF.

                        By Order of the Board of Directors



                        Victor M. Perez
                        Secretary
Houma, Louisiana
April 14, 1997

                                           PRELIMINARY COPIES

                  TRICO MARINE SERVICES, INC.

                         610 Palm Street
                      Houma, Louisiana 70364

                          April 14, 1997


                         PROXY STATEMENT

     This Proxy Statement is furnished to stockholders of Trico Marine Services, Inc. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on May 22, 1997, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

     Only stockholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on April 4, 1997, are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding ______________ shares of Common Stock, each of which is entitled to one vote. As of that date, the Board was not aware of any person who beneficially owned more than 5% of the Company's outstanding Common Stock.

     The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted for the election of the two nominees to the Board listed below and for the approval of the proposals outlined herein.

     This Proxy Statement is first being mailed to stockholders on or about April 14, 1997. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting. In addition, the Company has hired D. F. King & Co., Inc., a proxy solicitation firm, at a cost of $4,500, plus reimbursement of expenses, to aid in the solicitation of proxies.

                      ELECTION OF DIRECTORS

General

     The Company's Certificate of Incorporation provides for a Board of Directors to be made up of three equal classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Palmer and Greimann will expire at the Meeting. Accordingly, proxies cannot be voted for more than two nominees.

     Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. If either nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that either nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-Laws, directors are elected by a plurality vote.

     The Board has nominated and urges you to vote FOR the reelection of Messrs. Palmer and Greimann.

     The following table sets forth, as of April 1, 1997, certain information about the nominees for re-election to the Board and the Company's other directors:

                    Principal Occupation
                    and Directorships in
                       Other Public       Director   Term
 Nominees     Age     Corporations         Since     Expiring
 ________     ___   ____________________  ________   _________

Ronald O.      49   Executive Vice           1993      2000
Palmer              President of the
                    Company<F1>

Garth H.       42   Managing Director of     1993      2000
Greimann            Berkshire Partners LLC
                    (private equity
                    investment firm);
                    Director: The Profit
                    Recovery Group
                    International (provider
                    of accounts payable and
                    other recovery auditing
                    services)

H. K. Acord    63   Oil and gas consultant.  1997      1998
                    From 1993 to 1996, Mr.
                    Acord served as
                    Executive Vice
                    President, Exploration
                    and Production Division
                    of Mobil Oil
                    Corporation ("Mobile").
                    From 1989 to 1993, he
                    served as a Vice
                    President,
                    International Producing
                    Operations for Mobile
Edward C.      51   Chairman of the Board    1994      1998
Hutcheson, Jr.      of Castle Tower
                    Corporation (owner and
                    manager of wireless
                    communications towers)
                    since November 1994.
                    From January 1994 until
                    October 1994, Mr.
                    Hutcheson was a self-
                    employed consultant and
                    investor.  From March
                    1992 to December 1993,
                    Mr. Hutcheson served as
                    President and Chief
                    Operating Officer of
                    Baroid Corporation (an
                    energy services and
                    equipment provider);
                    Director:  Titanium
                    Metals Corporation
                    (titanium sponge and
                    mill product producer)
Thomas E.      49   Chairman of the Board,   1993      1999
Fairley             President and Chief
                    Executive Officer of
                    the Company
Benjamin F.    62   Dean of the Jones        1994      1999
Bailar              Graduate School of
                    Administration at Rice
                    University; Director:
                    U.S. Can Corporation,
                    Dana Corporation
                    (manufacturer of auto
                    parts)  and Smith
                    International, Inc.
                    (product and service
                    provider to the oil and
                    gas drilling and
                    production industry)

<F1> From  1980  to  October 1993, Mr. Palmer served as Vice
     President, Treasurer and Chief Financial Officer of the Company's predecessor. He served in the same position for the Company from October 1993 until February 1995.



     During  1996,  the  Board held  seven  meetings.   Each
director of the Company attended at least 75% of the aggregate number of meetings held during 1996 of the Board and committees of which he was a member.

     The Board has an Audit Committee and a Compensation Committee. The Compensation Committee met two times in 1996. The Audit Committee did not meet in 1996. The Audit Committee, whose current members are Mr. Greimann and Dean Bailar, reviews the Company's annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The Compensation Committee, whose current members are Messrs. Greimann and Hutcheson, is responsible for determining the compensation of the Company's key employees and administering the Company's stock incentive plans.

Compensation of Directors

     Each non-employee director receives an annual fee of $12,500, plus $500 for each Board or committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

     The Board has approved, subject to stockholder approval at the Meeting, certain amendments to the Company's 1996 Incentive Compensation Plan. If approved, each non-employee director who joins the Board after January 1, 1997 will receive options to buy 5,000 shares of the Company's Common Stock. In addition, each non-employee director will receive 1,000 options on the day following each annual meeting of stockholders while such plan remains in effect. For more information on these grants, see "Proposal to Approve Amendments to the 1996 Incentive Compensation Plan - Terms of the Plan -- Grant of Options to Outside Directors."

                 PROPOSAL TO AMEND THE COMPANY'S
                   CERTIFICATE OF INCORPORATION

Description of the Proposed Amendment

     On March 11, 1996, the Board declared a two-for-one Common Stock split in the form of a 100% stock dividend (the "Stock Split"), subject to approval at the Meeting of a proposed amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 15 million to 40 million. The Board unanimously approved and directed that the proposed amendment be presented to the stockholders for consideration at the Meeting.

     Accordingly, it is proposed  to  amend  paragraph  1 of
Article IV of the Company's Certificate of Incorporation to read as follows:

               "1.  Authorized  Stock.  The Corporation
          shall be authorized to  issue an aggregate of
          45,000,000 shares of capital  stock  of which
          40,000,000  shares  shall  be  Common  Stock,
          $0.01   par  value  per  share  (the  "Common
          Stock")  and  5,000,000  shall  be  Preferred
          Stock,  $0.01   par   value  per  share  (the
          "Preferred Stock")."

Purposes and Effects of the Proposal

     The proposed amendment will increase the total number of authorized shares of Common Stock by an amount necessary to effect the Stock Split, to cover adjustments to outstanding options and to ensure that the Company has sufficient shares of Common Stock available for future issuances as approved by the Board of Directors for proper corporate purposes, including acquisitions, equity financings and employee incentive and compensation plans. In addition, the authorized stock will be available for possible additional stock splits in the future.

     The Company, as of April 4, 1997, had _________ shares of Common Stock issued, of which 72,032 were held in the treasury of the Company and _______ reserved for issuance upon the exercise of outstanding employee options. Of the additional authorized shares provided for by the proposed amendment, as of April 4, 1997 (assuming the approval by the stockholders at the Meeting of the proposed amendments to the Company's 1996 Stock Incentive Plan), approximately
________ shares would be required to be reserved for issuance under the Company's stock incentive plans and to effect the Stock Split. The remaining shares of Common Stock will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

     Approval of this proposal will permit the Board to issue additional shares of Common Stock without further stockholder approval and upon such terms and at such times as it may determine unless required by applicable law or regulatory agencies or by the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. Although the Company may from time to time review various transactions that could result in the issuance of Common Stock, the Company currently has no agreements or commitments to issue any of the additional shares of Common Stock (other than issuing shares of Common Stock in connection with the Stock Split or pursuant to stock options or employee compensation plans).

     An increase in the authorized number of shares of Common Stock could make more difficult, and thereby discourage, attempts to acquire control of the Company, even though stockholders of the Company may deem such an acquisition to be desirable. An issuance of shares of Common Stock could dilute the ownership interest and voting power of stockholders of the Company who are seeking control of the Company. Shares of Common Stock could be issued in a private placement to one or more persons or organizations sympathetic to management and opposed to any takeover bid, or under other circumstances that could make more difficult, and thereby discourage, attempts to acquire control of the Company. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate management.

     The Board of Directors has concluded that the potential
benefits   of   the   amendment   to  the  Company  and  its
stockholders outweigh the possible disadvantages.

Purposes and Effects of the Stock Split

     The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the Stock Split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares.

     If the proposed amendment is adopted and the Stock Split effected, each stockholder of record of Common Stock at the close of business on May 23, 1997, would be the record owner of, and entitled to receive a certificate or certificates representing one additional share of Common Stock for each share of Common Stock then owned of record by such stockholder. Each stockholder of record of Common Stock as of the close of business on May 23, 1997, will be mailed a stock certificate for one additional share of Common Stock for each share held by that stockholder at that time. Consequently, certificates representing shares of
Common Stock should be retained by each stockholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange.

     The Company has been advised by legal counsel that the proposed Stock Split, if effected, will not result in gain or loss or the realization of taxable income to owners of Common Stock under existing United States Federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the retained share immediately preceding the Stock Split. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their own tax advisors.

     In accordance with the Company's 1996 Stock Incentive Plan and 1993 Stock Option Plan, it will be necessary to make appropriate adjustments in the number of shares and price of Common Stock reserved for issuance pursuant to such plans. From the effective date of the proposed Stock Split, shares reserved for issuance pursuant to exercises of options or awards granted under such plans will be doubled and the exercise price of outstanding options will be divided by two.

Effective Date of Proposed Amendment and Issuance of Shares for Stock Split

     If the proposed amendment to the Company's Certificate of Incorporation is adopted by the stockholders at the Meeting, the amendment will become effective and the number of authorized shares will be increased upon filing of the amendment with the Secretary of State of Delaware.

     The record date for the determination of the owners of Common Stock entitled to a certificate or certificates representing the additional shares resulting from the Stock Split is May 23, 1997. Please do not destroy or send your present stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. You will be mailed certificates only for the additional shares to which you are entitled. It is anticipated that certificates for additional shares will be mailed by June 9, 1997.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required for approval of the proposed amendment to the Company's Certificate of Incorporation.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the proposal to amend Article IV of the Company's Charter.

                PROPOSAL TO APPROVE AMENDMENTS TO
               THE 1996 INCENTIVE COMPENSATION PLAN

General

     The Board believes that the growth of the Company depends significantly upon the efforts of its officers, directors and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Board adopted and the stockholders approved the 1996 Incentive Compensation Plan (the "Plan") prior to the Company's initial public offering of its Common Stock. The Board recently amended the Plan and has directed that the Plan, as amended, be submitted for approval by the stockholders at the Meeting.

     Officers and other key employees of the Company are eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. With respect to participants not subject to Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company. Presently, there are approximately 25 key employees of the Company, including its executive officers, who may be expected to participate in the Plan. Incentives under the Plan may be granted to officers and employees in any one or a combination of the following forms: (i) incentive and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance shares, (v) stock awards; and (vi) cash awards.

     In addition, if the amended Plan is approved by the stockholders, directors of the Company who are not employees of the Company ("Outside Directors") will be automatically granted non-qualified stock options on an annual basis under the Plan. There are currently four Outside Directors.

Purposes of the Proposal

     The Board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Board considers equity-based incentives an important component of its efforts to attract and retain talented individuals, an increasing need as the Company continues to grow and require additional executive talent. In addition, the Board believes that option grants help the Company attain its long-term goals by linking the compensation of key employees to shareholder returns. Only 95,125 shares of Common Stock remained available for issuance under the Plan prior to its amendment. The Board believes that approval of the Plan will allow the Company to continue to provide members of management and key personnel with a proprietary interest in the growth and performance of the Company.

Terms of the Plan

     The  terms  of  the  Plan are  summarized  below.   The
summary is qualified by reference to the text of the Plan, which is attached to this Proxy Statement as Exhibit A.

  Shares Issuable through the Plan

     The amendments to the Plan increased the total number of shares of Common Stock with respect to which Incentives may be granted under the Plan from 200,000 to 450,000 shares. As of April 4, 1997, there were ________ shares subject to outstanding options granted under the Plan to officers, directors and employees. Incentives with respect to no more than 50,000 may be granted to a single participant in one calendar year.

     Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by the Company, will again be available for issuance under the Plan. A deduction from the shares issuable under the Plan will not be made with respect to Incentives, such as stock appreciation rights or performance shares, that are paid in cash rather than stock. Additional rules for determining the number of shares granted under the Plan may be made by the Compensation Committee as deemed necessary.

     Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, and the terms of any Incentive shall be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there will be substituted for each of the shares of Common Stock subject to the Plan, including shares subject to options, the number and kind of shares of stock or other securities to which the holder of the Common Stock will be entitled pursuant to the transaction.

     If the proposed amendment to the Company's Certificate of Incorporation and the amendments to the Plan are both approved by the stockholders at the Meeting, the total number of additional shares of Common Stock with respect to which Incentives may be granted under the Plan, as amended, would increase from _________ to _________, after giving effect to the Stock Split.

     On April 4, 1997, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $_______.

  Administration of the Plan

     The Compensation Committee administers the Plan and has plenary authority to award Incentives under the Plan to officers and employees, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

  Amendments to the Plan

     The Board may amend or discontinue the Plan at any time. No amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

  Types of Incentives

     The Compensation Committee may grant the following types of Incentives to officers and employees: non-qualified or incentive stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards. The various types of Incentives are described further below:

     Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

     The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise arrangement. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

     Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Subject to the restrictions provided in the restricted stock agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

     Stock Appreciation Rights. A stock appreciation right, or "SAR," is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option.

     The Plan confers on the Compensation Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option.

     Upon exercise of an SAR, the holder is entitled to receive an amount that is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (i) in the case of a SAR related to a stock option, the purchase price of the shares under the option or
(ii) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Compensation Committee at the time of grant.

     Performance Shares. Performance Shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of Common Stock or cash. Each performance share will be subject to the achievement of performance objectives by the Company, an operating division or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Compensation Committee. The award of performance shares shall not create any rights in a participant as a stockholder of the Company until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

     Stock  Awards.   The Compensation Committee  may  grant
shares  of  Common Stock  to  a  participant  as  additional
compensation   for   services  previously  provided  to  the
Company.

     Cash Awards. The Compensation Committee may grant a cash award consisting of a monetary payment to a participant as additional compensation for services to the Company. Payment of a cash award may relate to the tax liability of a participant in connection with the grant, exercise, or payment of an Incentive or may depend upon achievement of performance objectives by the Company or by individuals. Cash awards may be subject to other terms and conditions, which may vary from time to time among participants, as the Compensation Committee determines to be appropriate.

  Grant of Options to Outside Directors

     The Plan provides for the automatic grant of options to acquire 5,000 shares of Common Stock of the Company to each person who becomes an Outside Director after January 1, 1997. In addition, each Outside Director will receive an automatic grant of options to acquire 1,000 shares of Common Stock on the day following each annual meeting of stockholders while the Plan remains in effect.

     The options granted to Outside Directors are exercisable immediately and have a term of ten years. If an Outside Director ceases to serve on the Board of Directors for any reason, exercisable options granted under the Plan must be exercised within one year from the date of termination of Board service, except that if a director retires from Board service on or after reaching age 65, exercisable options may be exercised for a period of five years, but no later than ten years following grant. The exercise price of the Outside Director options will be equal to the fair market value of a share of Common Stock on the date of grant.

  Termination of Employment.

     If a participant (other than an Outside Director) ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Compensation Committee in the Incentive agreement with the participant.

  Change of Control.

     In the event of a change of control of the Company, as defined in the Plan, all outstanding options and SARs granted under the Plan automatically will become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

  Transferability of Incentives.

     Options, SARs and performance shares are transferable only by will and by the laws of descent and distribution, except that options may also be transferred pursuant to a domestic relations order, to family members, to a family partnership, to a family limited liability company or to a trust for the benefit of family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

  Payment of Withholding Taxes in Stock.

     A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

Awards to be Granted

     The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has not yet made a determination as to the awards to be granted to officers and employees under the Plan, if it is approved by the stockholders. H. K. Acord received options to purchase 5,000 shares of Common Stock when he joined the Board in January 1997, subject to stockholder approval of the Plan at the Annual Meeting. If the Plan is approved, each Outside Director will receive options to purchase 1,000 shares on the day following the 1997 Annual Meeting and each annual meeting thereafter while the Plan remains in effect.

Federal Income Tax Consequences

     Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

     When a SAR is exercised, the employee will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the same year and in the same amount.

     An employee who receives restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

     A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to
Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof and the amount of the cash award will be deductible by the Company, subject to Section 162(m) of the Code.

     When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

     This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

Vote Required

     The affirmative vote of the holders of a majority of the total voting power present or represented at the Annual
Meeting is required for approval of the Plan.

     The Board of Directors unanimously recommends that shareholders vote FOR the proposed amendments to the 1996
Incentive Compensation Plan.

      SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership of Common Stock of each director and nominee of the Company, each executive officer of the Company, and all directors and executive officers of the Company as a group as of March 15, 1997, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the securities are held with sole voting and investment power.


    Name of Beneficial Owner         No. of          Percent
                                     Shares          of Class
    ________________________         ______          ________

Thomas E. Fairley                    248,413<F1>        3.1%
Ronald O. Palmer                     248,413<F1>        3.1%
Benjamin F. Bailar                    17,000<F2>         *
Garth H. Greimann                     39,194<F3>         *
Edward C. Hutcheson, Jr.              10,500             *
H. K. Acord                            1,000             *
Victor M. Perez                      119,945<F1>        1.5%
Michael D. Cain                       21,055<F1>         *
Kenneth W. Bourgeois                  21,055<F1>         *
All directors and executive          726,575<F4>        8.6%
officers as a group (9 persons)
______________________

* Less than one percent

<F1> Includes the  following  number  of  shares  subject to options exercisable within 60 days: Mr. Fairley, 243,304; Mr. Palmer, 237,813; Mr. Perez, 119,945; Mr.
     Cain, 21,055; and Mr. Bourgeois, 21,055.
<F2> Shares beneficially owned by Dean Bailar are owned by a trust of which  Dean  Bailar  is  the  sole trustee and
     beneficiary.
<F3> Includes  28,566  shares  held by an affiliate  of  Mr.
     Greimann for which Mr. Greimann has voting and investment power. Mr. Greimann disclaims beneficial ownership of such shares.
<F4> Includes 643,172 shares subject  to options exercisable with 60 days held by executive officers.


                      EXECUTIVE COMPENSATION

Annual Compensation

     The following table sets forth all cash compensation and options granted for the three years ended December 31, 1996, to the Company's Chief Executive Officer and each of its four most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                        Long-Term
                                                                       Compensation
                                 Annual Compensation                     Awards
                            _____________________________________      _____________
                                                                       No. of Shares
                                                           Other         Underlying
                                                           Annual        Options    All Other
Name and Principal Position    Year    Salary    Bonus   Compensation<F1> Granted   Compensation
____________________________  ______   ______    ______  _____________  ________  _____________
Thomas E. Fairley,             1996  $150,000   $90,000    $  ---        10,000     $  ---
   President and               1995  $150,000   $   ---    $  ---           ---     $  ---
   Chief Executive             1994  $150,000   $   ---    $  ---           ---     $  ---
   Officer

Ronald O. Palmer,              1996  $150,000   $90,000    $  ---        10,000     $  ---
   Executive Vice              1995  $150,000   $   ---    $  ---           ---     $  ---
   President                   1994  $150,000   $   ---    $  ---           ---     $  ---

Victor M. Perez,               1996  $135,000   $81,000    $  ---        10,000     $  ---
   Vice President,             1995  $135,000   $   ---    $  ---       151,265     $  ---
   Chief Financial
   Officer and
   Treasurer<F2>

Michael D. Cain,               1996  $80,000    $24,000    $  ---        10,000     $   ---
   Vice President -            1995  $61,000    $36,694    $  ---           ---     $   ---
   Marketing                   1994  $42,000    $41,112    $  ---           ---     $   ---

Kenneth W. Bourgeois,          1996  $90,000    $34,000    $  ---        10,000     $   ---
   Vice President              1995  $90,000    $ 7,200    $  ---           ---     $   ---
   and Controller              1994  $84,000    $ 7,500    $  ---           ---     $   ---



<F1> Prerequisites  and other personal benefits paid to each
     Named Executive Officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's salary or bonus for that year.
<F2> Mr. Perez joined the Company in February 1995.


1996 Stock Option Grants

     The following table contains information concerning the
grant   of  stock  options  and  stock  appreciation  rights
("SARs") to the Named Executive Officers during 1996.

                       1996 STOCK OPTION GRANTS

                                                                 Potential Realizable Value at
                                                                  Assumed Annual Rates of
                                % of Total                       Stock Price Appreciation for
                  No. of Shares   Options                               Option-term
                    Underlying   Granted to                      ____________________________
                     Options     Employees  Exercise Expiration
   Name              Granted      in 1996     Price     Date           5%           10%
_____________    _____________  __________  ________ ___________   __________     __________
Thomas E. Fairley    10,000         9.5%      16.00     4/30/06   $ 100,623       $ 254,999
Ronald O. Palmer     10,000         9.5%      16.00     4/30/06   $ 100,623       $ 254,999
Victor M. Perez      10,000         9.5%      16.00     4/30/06   $ 100,623       $ 254,999
Michael D. Cain      10,000         9.5%      16.00     4/30/06   $ 100,623       $ 254,999
Kenneth W. Bourgeois 10,000         9.5%      16.00     4/30/06   $ 100,623       $ 254,999


              AGGREGATE OPTION EXERCISES DURING 1996
                  AND OPTION VALUES AT YEAR END

                                                Number of
                                                Securities      Value of
                                                Underlying      Unexercised
                                                Unexercised     In-the-Money
                                                Options at      Options at
                                                Year End (#)   Year End<F1>
                                               ______________ ______________
                     Shares Acquired    Value    Exercisable/  Exercisable/
                      on Exercise(#)  Realized  Unexercisable Unexercisable
                      _______________ _________ _____________ ______________

Thomas E. Fairley         18,803     $  752,740  243,304/0   $11,093,979/0
Ronald O. Palmer          24,294     $1,014,551  237,813/0   $10,840,404/0
Victor M. Perez           41,320     $1,536,278  119,945/0   $ 5,397,260/0
Michael D. Cain            3,351     $  124,590   21,055/0   $   830,520/0
Kenneth W. Bourgeois       3,351     $  124,590   21,055/0   $   830,520/0
________________
<F1> Based  on the difference between the closing sale price of Common  Stock  of  $48.00  on  December 31, 1996, as
     reported  by  the  Nasdaq  National  Market    and  the
     exercise price of such options.



Change of Control Agreements

     The Company has entered into agreements with certain of its executive officers, including the Named Executive Officers, which, among other things, provide for certain payments and benefits to the executive if his or her employment is terminated. If the officer's employment is terminated for any reason other than cause, defined as (i) a conviction or a plea of nolo contendere to a felony, (ii) gross negligence in the performance of the officer's duties, continuing after the officer's receipt of notice of such gross negligence from the Company, (iii) a material violation of the terms of the employment agreement or (iv) gross misconduct on the officer's part that is injurious to the Company, he will receive one year's salary, any cash bonus still payable from the year preceding the officer's termination and any non-cash benefits that he received prior to termination. The officer will receive the same severance package in the event of a change of control of the Company that is not initiated by someone who is or has been an employee of the Company. In the case of a change in control initiated by a present or past employee of the Company, the officer has the option either to receive the severance package or continue in his position with the Company.

Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company served in 1996 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

     General

     The Compensation Committee, which is currently comprised of two non-employee directors, oversees the compensation of the Company's key employees and administers the Company's incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee of the Company.

     The compensation of the Company's executive officers is designed to attract and retain executive talent and to align the compensation of the Company's executives with the success of the Company. Toward that end, the Company's executive compensation program has been structured to
(i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and overall Company performance and (iii) link executive compensation to achievement of the Company's long-term and short-term strategic goals.

     The Compensation Committee has retained the services of an independent compensation consulting firm to assist the Compensation Committee in evaluating the Company's executive compensation program. The Compensation Committee has commissioned the consulting firm to conduct an analysis of executive compensation at firms that are comparable to the Company. The Compensation Committee will use such analyses as a factor in setting 1997 and future executive compensation levels.

     Base Salary and Annual Incentive Compensation

     Base Salary. The Compensation Committee establishes the base salaries of the Company's key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and the Company's overall financial results.

     Annual Cash Incentive Compensation. Annual cash incentive bonuses are paid to the Company's key employees in an effort to provide a fully competitive compensation package, which is linked to the Company's attainment of its short-term goals. The Board has established EBITDA (earnings before interest, taxes, depreciation and amortization) growth as the Company's primary short-term strategic goal. In order to tie executive compensation to achievement of the Company's EBITDA targets, the Company's key executives received a percentage of their base salary, which percentage was determined by the Company's 1996 EBITDA, as an additional cash bonus.

     Stock-Based Incentive Compensation. The purpose of the Company's stock incentive program is to link management to stockholders by focusing on intermediate and long-term results. In 1996, the Committee sought to accomplish these objectives by granting stock options to certain of the Company's key employees. Prior to the Company's initial public offering in May 1996, options to purchase 10,000 shares of common stock were granted to each of the Named Executive Officers. These options vested in 50% increments upon the 25% and 40% appreciation, respectively, of the price of the common stock price from its initial public offering price.

     Position Regarding Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to each of the Named Executive Officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by the Company have been structured to qualify as performance-based. Although no executive officer of the Company reached the deductibility cap in 1996, the Committee plans to continue to evaluate the Company's cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

     Compensation for the Chief Executive Officer

     Mr. Fairley's salary has remained constant at $150,000 for the last three years. His base salary was established by considering various factors, including his experience and performance and the extent to which his total compensation package was at risk under incentive compensation programs. The Committee believes that Mr. Fairley's 1996 salary is below the median of salaries for chief executive officers of similar firms.

     As a result of the significant improvement in the Company's EBITDA in 1996 over 1995, an annual incentive bonus of $90,000 was paid to Mr. Fairley. Thus, more than one-half of Mr. Fairley's cash compensation bonus was based upon achievement of the Company's short-term strategic goals.

     During 1996, Mr. Fairley received grants of stock options for 10,000 shares of Common Stock as discussed above. Mr. Fairley's stock options were granted on the same terms as those granted to other officers and described in this report. The size of these awards was determined by the Committee based upon an analysis of the stock based compensation plans of similar firms.

The Compensation Committee

      Garth H. Greimann             Edward C. Hutcheson, Jr.


Performance Graph

     The graph below compares the total stockholder return on the Company's Common Stock since its initial public offering on May 16, 1996 until December 31, 1996 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on May 16, 1996 at the initial public offering price of $16.00 per share. The Company's Peer Group Index consists of Petroleum Helicopters, Inc. Voting Common Stock (PHEL), Offshore Logistics, Inc. (OLOG), Tidewater Inc. (TDW), SEACOR Holdings, Inc. (CKH) and Hvide Marine Incorporated Class A Common Stock (HMAR). The initial public offering of the Class A Common Stock of HMAR was on August 13, 1996.

                      [GRAPH INSERTED HERE]



                                Total Return
                       May 6, 1996    December 31,1996
                       ___________    ________________

Trico                     100              300
S&P 500                   100              112
Peer Group Index          100              114




Certain Transactions

     Pursuant to a management agreement (the "Management Agreement") between the Company and the predecessor of Berkshire Partners LLC ("Berkshire"), of which Mr. Greimann is a managing director, in 1996, the Company paid $75,000 to Berkshire for management and other consulting services in the areas of financial and strategic corporate planning. The Management Agreement was terminated upon completion of the Company's initial public offering in May 1996.

     In connection with the Company's initial capitalization, the Company issued approximately $10.8 million in aggregate principal amount of 9% Subordinated Notes (the "Notes") to its stockholders in amounts proportionate to each stockholder's equity investment in the Company. The Company issued the following principal amount of Notes to the following persons: $9,911,042 to Berkshire Fund III, A Limited Partnership (a private equity fund managed by Berkshire) and other Berkshire affiliates, $226,700 to Trico Nautical Inc., a corporation owned by Messrs. Fairley and Palmer, $112,490 to each of Messrs. Fairley and Palmer, $66,665 to each of Messrs. Bailar and Hutcheson, $29,528 to Mr. Greimann, $16,667 to Mr. Perez and $12,900 to each of Messrs. Cain and Bourgeois. Interest on the Notes was paid by issuing additional Notes for the amount of interest due on the Notes.

     With proceeds from the Company's initial public offering, the Company repaid approximately $6.1 million of the Notes owned by Berkshire Fund III, A Limited Partnership and various other Berkshire affiliates. The approximately $7.5 million in principal amount of Notes outstanding after this repayment were exchanged for shares of Common Stock, and each Noteholder received that number of shares equal to the principal amount of Notes he or she held divided by $16, the initial public offering price per share. Upon conversion, Berkshire Fund III, A Limited Partnership and other Berkshire affiliates received 407,015 shares, Trico Nautical Inc. received 17,724 shares, each of Messrs. Fairley and Palmer received 8,795 shares, Mr. Greimann received 2,309 shares, each of Messrs. Hutcheson and Bailar received 4,696 shares, Mr. Perez received 1,161 shares and each of Messrs. Bourgeois and Cain received 1,009 shares.

     As a result of their participation in the Company's initial public offering and its secondary offering in November 1996, Berkshire and its affiliates, except Mr.
Greimann  and  Carl  Ferenbach  (a former  director  of  the
Company),  sold to the public all  of  their  stock  in  the
Company,  which   represented  approximately  91.1%  of  the
Company's outstanding stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of equity securities of the Company. During 1996, all such reports were timely filed.

                  RELATIONSHIP WITH INDEPENDENT
                        PUBLIC ACCOUNTANTS

     The Company's consolidated financial statements for the year ended December 31, 1996, were audited by the firm of Coopers & Lybrand LLP. Under the resolution appointing Coopers & Lybrand LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                          OTHER MATTERS

Quorum and Voting of Proxies

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote, and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to approve the two proposals made herein. An abstention will have the effect of a vote against the proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on the proposals as a result will be counted as not present and not cast with respect to the proposals.

     All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the approval of the proposals outlined above. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Stockholder Proposals and Director Nominations

     Beginning with the Company's 1998 annual meeting, for any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Company's Secretary not more than 270 days and not less than 60 days in advance of the anniversary of the preceding year's annual meeting of stockholders. This notice shall state (a) the name and business and residential addresses of the nominating stockholder and any person acting in concert with the nominating stockholder, (b) the number of shares of Common Stock owned by the nominating stockholder and the dates on which these shares were acquired, (c) a representation that the nominating stockholder intends to appear in person or by proxy at the Meeting to make the proposed nomination, (d) a description of all arrangements or understandings between the nominating stockholder, any person acting in concert with the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, and (e) the name, age and business and residential addresses of each proposed nominee, each proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by each proposed nominee along with such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been proposed by the Board.

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the Company's 1998 annual meeting pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to December 16, 1997. Under the Company's By-laws, advance notice of stockholder proposals must be received by March 24, 1998 in order to be considered at the 1998 annual meeting.

                            By Order of the Board of Directors



                                     Victor M. Perez
                                        Secretary
Houma, Louisiana
April 14, 1997

EXHIBIT A

                       AMENDED AND RESTATED
                   TRICO MARINE SERVICES, INC.
                 1996 INCENTIVE COMPENSATION PLAN


     (2) Purpose. The purpose of the 1996 Incentive Compensation Plan (the "Plan") of Trico Marine Services, Inc. ("Trico") is to increase shareholder value and to advance the interests of Trico and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate employees and officers and to strengthen the mutuality of interests between such employees and officers and Trico's shareholders. Incentives may consist of opportunities to purchase or receive shares of Trico's common stock, $.01 par value per share (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which Trico owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock. Any Incentives granted hereunder, prior to approval of the Plan by the shareholders of Trico, shall be granted subject to such approval.

     (3)  Administration.

          (1) Committee. The Plan shall be administered by the compensation committee of the Board of Directors of Trico, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall be referred to hereinafter as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code.

          (2) Authority. The Committee shall have plenary authority to award Incentives under the Plan, to inter-pret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropri-ate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

     (4) Eligible Participants. Officers and key employees of the Company (including officers who also serve as directors of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code,, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

     (5) Types of Incentives. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) non-qualified and incentive stock options; (b) stock appreciation rights ("SARs") (c) restricted stock; (d) performance shares; (e) stock awards; and (f) cash awards.

     (6)  Shares Subject to the Plan.

          (1) Number of Shares. Subject to adjustment as provided in Section 12.6, the total number of shares of Common Stock with respect to which Incentives may be granted under the Plan shall not exceed 450,000 shares during the effectiveness of the Plan. Incentives with respect to no more than 50,000 shares of Common Stock may be granted through the plan to a single participant in one calendar year. In the event that a stock option, SAR or performance share granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may be issued again under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may be issued again under the Plan. If an Incentive is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Incentive may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be decreased by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be increased by the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

          (2)  Type of Common Stock.   Common  Stock  issued
     under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

     (7)  Stock  Options.   A  stock  option  is  a right to
purchase shares of Common Stock from Trico. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          (1) Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.6; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

          (2) Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 12.6.

          (3) Duration and Time for Exercise. Subject to earlier termination as provided in Section 12.4, the term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

          (4) Repurchase. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value (as defined in Section 12.13) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

          (5) Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) if permitted by the Committee, delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

          (6) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

               (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

               (b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board of Directors;

               (c) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant;

               (d) No incentive stock option shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

               (e) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

     (8)  Restricted Stock.

          (1) Grant of Restricted Stock. The Committee may award shares of restricted stock to such key employees as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          (2) The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 12.4.

          (3) Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

          The  transferability  of this certificate and
          the shares of Common Stock  represented by it
          is   subject  to  the  terms  and  conditions
          (including    conditions    of    forfeiture)
          contained in the Trico Marine Services,  Inc.
          1996 Incentive Compensation Plan (the "Plan")
          and  an  agreement  entered  into between the
          registered  owner and Trico Marine  Services,
          Inc. thereunder.   Copies of the Plan and the
          agreement are on file and available for inspection at the principal office of the Company.

          (4) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

          (5) Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.6 due to a
     recapitalization,    merger    or   other   change   in
     capitalization.

          (6) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 7.2 and in the Incentive Agreement or an amendment thereto, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant's estate, as the case may be.

          (7) Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

     (9) Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in
Section 8.4. A SAR may be granted (a) with respect to any stock option granted under the Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:

          (1) Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to
     Section 5.1 and subject to adjustment  as  provided  in
     Section 12.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

          (2) Duration and Time for Exercise. The term and exercisability of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee in the Incentive Agreement, each SAR issued in connection with a stock option shall become exercisable at the same time or times, to the same extent and upon the same conditions as the related stock option. The Committee may in its discretion accelerate the exercisability of any SAR at any time.

          (3) Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The Company shall, within 30 days of receipt of notice of exercise, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 8.4.

          (4) Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

               (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the dollar amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.6); by

               (b) the Fair Market Value of a share of Common Stock on the Exercise Date.

          In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares that otherwise would be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

     (10) Performance Shares. A performance share consists of an award that may be paid in shares of Common Stock or in cash, as described below. The award of performance shares shall be subject to such terms and conditions as the Committee deems appropriate.

          (1) Performance Objectives. Each performance share will be subject to performance objectives for Trico or one of its subsidiaries, divisions or departments to be achieved by the end of a specified period. The number of performance shares awarded shall be determined by the Committee and may be subject to such terms and conditions as the Committee shall determine. If the performance objectives are achieved, each participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares initially granted to that participant; (b) a cash payment equal to the Fair Market Value of such number of shares of Common Stock on the date the performance objectives are met or such other date as may be provided by the Committee or (c) a combination of shares of Common Stock and cash, as may be provided by the Committee. If such objectives are not met, each award of performance shares may provide for lesser payments in accordance with a pre-established formula set forth in the Incentive Agreement. Notwithstanding the foregoing, unless otherwise provided in the
     Incentive Agreement, the Committee may in its discretion declare the performance objectives achieved or waived. To the extent a performance share is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          (2) Not a Shareholder. The award of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

          (3) Dividend Equivalent Payments. A performance share award may be granted by the Committee in conjunction with dividend equivalent payment rights or other such rights. Dividend equivalent payments may be made to the participant at the time of the payment of the dividend or issuance of the other right or at the end of the specified performance period or may be deemed to be invested in additional performance shares at the Fair Market Value of a share of Common Stock on the date of payment of the dividend or issuance of the right.

     (11) Stock Awards. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services previously provided to the
Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee.

     (12) Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award may, but is not required to, relate to the tax liability of a participant in connection with the grant, exercise, or payment of an Incentive or depend upon the achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time among participants, as the Committee determines to be appropriate.

     (13) General.

          (1) Duration. Subject to Section 12.11, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          (2)  .    Transferability   of   Incentives.    No
     Incentives   granted   hereunder  may  be  transferred,
     pledged,  assigned  or  otherwise   encumbered   by   a
     participant except:

               (i)  by will;

               (ii)     by   the   laws   of   descent   and
distribution;

               (iii)   pursuant   to  a  domestic  relations
     order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or

               (iv) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (a) to Immediate Family Members,
     (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (d) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

          (3)  Loans.   In  order to assist a participant in
     acquiring shares of Common Stock pursuant to an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

          (4) Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

          (5) Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (6) Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance share objectives, the number and kind of shares of stock or securities to which the holder of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          (7)  Incentive  Agreements.   The  terms  of  each
     Incentive shall be stated in an agreement approved by the Committee.

          (8) Withholding. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

          A participant may also satisfy his or her total tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

          (9) No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          (10) Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          (11) Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted.

          (12) Change of Control. (a) A Change of Control shall mean:

                    (i)  the acquisition by  any individual,
          entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                         (a)  any   acquisition   of  Common
               Stock directly from Trico,

                         (b)  any   acquisition   of  Common
               Stock by Trico,

                         (c)  any   acquisition   of  Common
               Stock by any employee benefit plan (or related trust) sponsored or maintained by Trico or any corporation controlled by Trico, or

                         (d)  any   acquisition   of  Common
               Stock by any corporation pursuant to a transaction that complies with clauses a), b) and c) of subsection (iii) of this Section 12.12(a); or

                    (ii) individuals  who,  as  of  the date
          this Plan was adopted by the Board of Directors (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by Trico's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (iii)consummation  of  a reorganization,
          merger or consolidation, or sale or other disposition of all or substantially all of the assets of Trico (a "Business Combination"), in each case, unless, following such Business Combination,

                         (a)  all  or  substantially  all of
               the individuals and entities who were the beneficial owners of Trico's outstanding common stock and Trico's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (A) and paragraphs (B) and (C), shall include a corporation which as a result of such transaction owns Trico or all or substantially all of Trico's assets either directly or through one or more subsidiaries), and

                         (b)  except to the extent that such
               ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of Trico or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then
               outstanding   voting   securities   of   such
               corporation, and

                         (c)  at  least  a  majority  of the
               members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) approval  by  the  shareholders  of
          Trico  of  a  plan  of  complete  liquidation   or
          dissolution of Trico.

               (b) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options and SARs granted pursuant to the Plan shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Trico without the necessity of action by any person.

               (c) The Committee may take such other action with respect to an Incentive as shall be provided in an agreement with the participant.

          (13) Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and
     (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

     (14)      Stock Options for Outside Directors.

          (1) Grant of Options. For as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each person who is not an employee of the Company and who becomes a director of the Company (an "Outside Director") after January 1, 1997 shall automatically be granted a non-qualified stock option to acquire 5,000 shares of Common Stock on the later of the date of adoption by the Board of Directors of the amendment to the Plan that added this Section 13 or the date such person becomes an Outside Director. Each Outside Director shall also automatically be granted a non-qualified stock option to acquire 1,000 shares of Common Stock each year on the date immediately following the Company's annual meeting of stockholders.

          (2) Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 13 shall be exercisable immediately after the date of grant and shall expire ten years following the date of grant.

          (3) Exercise Price. The exercise price of the stock options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 6.5 of the Plan, including pursuant to a brokerage arrangement approved in advance by the Committee.

          (4) Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that in the event of termination of Board service as a result of retirement on or after reaching age 65, the stock options must be exercised within five years from the date of retirement; and further provided, that no stock options may be exercised later than ten years after the date of grant.

                                         Preliminary Copies

                        TRICO MARINE SERVICES, INC.

   The undersigned hereby appoints Victor M. Perez and Kenneth
W. Brougeois, or either of them, as proxies for the undersigned, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Trico Marine Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 22, 1997 or any adjournments thereof.

            (Continued and to be signed on reverse side)

ITEM 1-Election of Directors    Nominees:  Ronald O. Palmer, Garth H. Greimann

FOR all nominees   WITHHOLD    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
listed to the right AUTHORITY FOR ANY INDIVIUDAL NOMINEE, STRIKE A LINE (except as marked to vote for THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE) to the contrary) all nominees listed to the right
   /   /            /    /

ITEM 2-PROPOSAL TO AMEND CERTIFICATE
       OF INCORPORATION
       For    Against    Abstain
      /  /     /  /        /  /

ITEM 3- PROPOSAL TO AMEND 1996 INCENTIVE
COMPENSATION PLAN
      For   Against    Abstain
      /  /    /  /       /   /

ITEM 4 In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

                                           Please sign exactly as name appears
                                           hereof.  When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian
                                           please give full title as such.  If
                                           a corporation, please sign in full
                                           corporate name by President or
                                           other authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by an authorized
                                           person.

                                           Dated: __________________ 1997

                                           _______________________________
                                           Signature

                                           _______________________________
                                           Signature